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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

    CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934

          Date of Report (Date of earliest event reported) May 7, 2002.

                                STONERIDGE, INC.
           ----------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


             Ohio                         001-13337              34-1598949
-------------------------------        ---------------       -------------------
(State or Other Jurisdiction of          (Commission          (I.R.S. Employer
Incorporation or Organization)           File Number)        Identification No.)


         9400 East Market Street, Warren, Ohio           44484
        ----------------------------------------     --------------
        (Address of Principal Executive Offices)       (Zip Code)


                                 (330) 856-2443
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               Registrant's Telephone Number, Including Area Code

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ITEM 5.  OTHER EVENTS.

On May 1, 2002 the Company closed a Rule 144A private placement of $200.0 million of its 11 1/2% Senior Notes due 2012, and at the same time entered into a credit agreement with National City Bank for a $100.0 Term Facility and a $100.0 million Revolving Facility. As a result, the Company has entered into and is filing as exhibits to this Form 8-K the following agreements:

Exhibit
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4.1     Indenture dated as of May 1, 2002 among Stoneridge, Inc. as Issuer,
        Stoneridge Control Devices, Inc. and Stoneridge Electronics, Inc., as Guarantors, and Fifth Third Bank, as trustee.
10.1 Credit Agreement dated as of May 1, 2002 among Stoneridge, Inc., as Borrower, the Lending Institutions Named Therein, as Lenders, National City Bank, as Administrative Agent, a Joint Lead Arranger and Collateral Agent, Deutsche Bank Securities Inc., as a Joint Lead Arranger, Comerica Bank and PNC Bank, National Association, as the Co-Documentation Agents.
10.2 Purchase Agreement dated as of May 1, 2002 among Stoneridge Inc., Stoneridge Control Devices Inc., Stoneridge Electronics Inc. and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and NatCity Investments Inc.
10.3 Registration Rights Agreement dated as of May 1, 2002 among Stoneridge Inc., Stoneridge Control Devices Inc., Stoneridge Electronics Inc. and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and NatCity Investments Inc.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           STONERIDGE, INC.



         Date: May 7, 2002                       /s/ Kevin P. Bagby
                                           -------------------------------------

                                           Kevin P. Bagby
                                           Treasurer and Chief Financial Officer
                                           (Principal Financial and Chief
                                           Accounting Officer)

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